Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES MUNICH NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

September 21, 2016

Ventas, Inc.
353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Ventas Realty, Limited Partnership

c/o Ventas, Inc.
353 N. Clark Street, Suite 3300

Chicago, Illinois 60654

Re:                             Ventas Realty, Limited Partnership
3.250% Senior Notes due 2026

Ladies and Gentlemen:

As counsel to Ventas Realty, Limited Partnership, a Delaware limited partnership (the “Issuer”), and Ventas, Inc., a Delaware corporation (the “Company” and, together with the Issuer, the “Ventas Entities”), we are furnishing this opinion in connection with the issuance and sale by the Issuer of $450,000,000 aggregate principal amount of its 3.250% Senior Notes due 2026 (the “Notes”) pursuant to the Ventas Entities’ Registration Statement on Form S-3, Registration No. 333-202586 (the “Registration Statement”), the Prospectus constituting a part thereof, dated March 6, 2015, relating to the offering from time to time of certain securities of the Ventas Entities pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Act”), the Prospectus Supplement, dated September 14, 2016, to the above-mentioned Prospectus relating to the Notes and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the Act (the Prospectus, dated March 6, 2015, and the Prospectus Supplement, dated September 14, 2016, being hereinafter referred to, collectively, as the “Prospectus”), and the Indenture, dated as of July 16, 2015, as supplemented by the Third Supplemental Indenture, dated as of September 21, 2016 (collectively, the “Indenture”), between the Ventas Entities and U.S. Bank, National Association, as trustee (the “Trustee”).  The Notes will be fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon by the Company (the “Guarantee”).

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

We have examined the Registration Statement, the Prospectus, the Indenture, the form of the Notes (with the maturities, interest rates and other terms inserted therein), the form of notation of the Guarantee and such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed.

Based on such examination, we are of the opinion that: (i) when the Notes have been duly executed and issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the Prospectus, the Notes will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer, in accordance with their terms, and (ii) when the Guarantee has been duly executed by the Company, and when the Notes have been duly executed and issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, and delivered against payment as contemplated in the Prospectus, the Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company, in accordance with its terms, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing.

The foregoing opinion is given on the date hereof and is limited to matters arising under the laws of the State of New York, the Revised Uniform Limited Partnership Act of the State of Delaware and the General Corporation Law of the State of Delaware as in effect on the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Act or the related rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Sidley Austin LLP